EXHIBIT 10.2

BRIDGELINE DIGITAL, INC.

AMENDED AND RESTATED STOCK INCENTIVE PLAN

Restricted Stock Agreement

Bridgeline Digital, Inc. (the “Company”) hereby awards to you (the “Stockholder”) shares of Common Stock of the Company as follows:

Name of Stockholder:	_______________________

Total Number of Shares Awarded:	_______________________

Purchase Price per Share:	_______________________

Award Date:	_______________________

Vesting Commencement Date:	_______________________

Number of Shares Subject to Vesting Schedule:	_______________________

Vesting Schedule: Each Month Anniversary of Vesting Commencement Date: _____ Months from Grant Date:	_________ Shares Vest All Shares Vested

Expiration Date:	_______________________

By your signature and the signature of the Company’s representative below, you and the Company agree that this Award is made under and governed by the terms of the Company’s Amended and Restated Stock Incentive Plan and this Restricted Stock Agreement (this “Agreement”), which includes the Incorporated Terms and Conditions attached to and made a part of this Agreement.

STOCKHOLDER: ___________________________ [Signature] __ ____________ [Printed Name] ___________________________ [Address] ___________________________	BRIDGELINE DIGITAL, INC. By: _______________________________ Title: ______________________________

BRIDGELINE DITIGAL, INC.

Restricted Stock Agreement

under the Amended And Restated Stock Incentive Plan

Incorporated Terms and Conditions

1.     Issuance of Shares. On the terms and conditions set forth in this Agreement, Bridgeline Digital, Inc. (the “Company”) is issuing to the Stockholder on the Award Date, at the purchase price per share set forth on the signature page of this Agreement (the “Purchase Price”), the number of Shares of the Company’s Common Stock set forth on the signature page of this Agreement. The award of the Shares is made pursuant to and is governed by the Company’s Amended and Restated Stock Incentive Plan (the “Plan”), the terms of which are incorporated into this Agreement by this reference. Unless the context otherwise requires, capitalized terms used herein without definitions shall have the respective meanings assigned to them in the Plan. By signing this Agreement, the Stockholder acknowledges receipt of a copy of the Plan (which is contained in the Company’s Proxy Statement, Appendix C, on file at:http://www.sec.gov/Archives/edgar/data/1378590/000143774913000761/bridgline_def14a-042613.htm).

2.     Repurchase of Unvested Shares; Purpose and Waiver.

(a)     Repurchase of Shares if Service Terminates. If the Stockholder’s Service to the Company terminates for any reason (including, without limitation, death, disability, termination or voluntary resignation), the Company shall have the right and option but not the obligation (the “Purchase Option”) to purchase any of the Shares which have not vested in accordance with this Section 2 (the “Unvested Shares”) as of the effective date of such termination (the “Termination Date”) at a price per Share equal to the Purchase Price. Through and including the Termination Date, the Shares shall vest on a cumulative basis as provided on the vesting schedule set forth on the signature page of this Agreement. Notwithstanding the foregoing, the Board or individual Stockholder may, in its discretion, accelerate the date on which any portion of the Shares become vested.

(b)     Purpose and Waiver. The purpose of the Award of the Shares to the Stockholder is to encourage the Stockholder to enter into and/or maintain a continuing and long-term relationship with the Company. It is not a purpose of this Award to reward the Stockholder for the completion of any specific project or of any discrete period of Service which may fall between consecutive vesting periods. By signing this Agreement, the Stockholder hereby waives any claim to any Unvested Shares that are subject to repurchase upon the exercise of the Purchase Option.

3.     Custody of Stock Certificates.

(a)     Delivery. Upon the execution of this Agreement, the Stockholder shall deliver to the Company one or more stock transfer powers, satisfactory in form and substance to the Company and duly executed in blank by the Stockholder, sufficient to transfer the Unvested Shares to the Company in the event that the Company exercises the Purchase Option. As soon as practicable after receipt of such stock transfer powers, the Company shall deliver such stock transfer powers, together with the certificate or certificates representing the Shares, to the Treasurer of the Company, as custodian (the “Custodian”). The certificate or certificates so delivered to the Custodian shall be held by the Custodian for the benefit and in favor of the Stockholder, subject to the provisions of this Section 3. Notwithstanding the escrow, the Stockholder shall retain the right to vote and enjoy all other rights and incidents of ownership of the Shares represented by said certificates. The Custodian shall issue a receipt to the Stockholder evidencing the delivery of the stock certificates and transfer powers. The Custodian shall arrange to keep any stock certificates and stock transfer powers delivered to him or her under this Section 3 in a secure place and shall keep true and accurate records of all such certificates and powers.

(b)      Concerning the Custodian. The Company shall indemnify and hold harmless the Custodian against any and all costs or expenses (including attorneys’ fees expenses), judgments, fines, losses, claims, damages, liabilities and amounts paid in settlement in connection with any claim, action, suit, proceeding or investigation arising out of or pertaining to this Agreement. Any person succeeding to the office of Treasurer shall succeed to and assume the rights and obligations of Custodian hereunder.

(c)      Release. Following the close of each vesting date, upon the written request of the Stockholder, the Custodian shall deliver to the Stockholder stock certificates and stock transfer powers executed by the Stockholder representing such number of Shares as have ceased to be Unvested Shares hereunder as of such vesting date. The Stockholder shall execute such additional stock transfer powers and take such additional action as the Custodian shall request to enable the Custodian to maintain possession of stock certificates and stock transfer powers duly executed by the Stockholder representing the remainder of the Shares. After all of the Shares have vested, or at such time as the Company may elect in writing to waive the Purchase Option, the Custodian shall deliver to the Stockholder any stock certificates and stock transfer powers executed by the Stockholder representing Shares remaining in the possession of the Custodian.

4.      Exercise of Purchase Option and Closing.

(a)      Exercise. The Company may exercise the Purchase Option by delivering or mailing to the Stockholder and to the Custodian, in accordance with Section 12(d), written notice of exercise within 90 days after the Termination Date. Such notice shall specify the number of Shares to be purchased. The Company may exercise the Purchase Option in whole or in part. If and to the extent the Purchase Option is not so exercised before the close of such 90-day period, the Purchase Option shall automatically expire and terminate effective upon the expiration of such 90-day period, and the Unvested Shares with respect to which the Purchase Option is not exercised shall immediately cease to be Unvested Shares for any purpose under this Agreement.

(b)      Closing of the Repurchase. Within fifteen (15) days after the Company’s exercise of its Purchase Option pursuant to subsection (a) above, (i) the Custodian shall deliver to the Company the certificates and stock powers representing the Shares which the Company has elected to purchase under its Purchase Option; (ii) the Company shall mail or deliver to the Stockholder a check in the amount payable to the Stockholder hereunder for such Shares; and (iii) the Custodian shall mail or deliver to the Stockholder any certificates and stock transfer powers held by the Custodian representing Shares not purchased by the Company.

(c)      Company as Owner. After the Company exercises its Purchase Option pursuant to subsection (a) above, the Company shall not pay any dividend to the Stockholder on account of the Shares purchased by the Company pursuant to the Purchase Option or permit the Stockholder to exercise any of the privileges or rights of a stockholder with respect to such Shares, but shall, insofar as permitted by law, treat the Company as the owner of such Shares.

(d)      Cancellation of Indebtedness. Notwithstanding any provision of this Section 4 to the contrary, the amount payable to the Stockholder hereunder may be paid, at the option of the Company, in cancellation of all or a portion of any outstanding indebtedness of the Stockholder to the Company, in cash, by check or in combination of any of the foregoing.

(e)     No Disclosure Duties. The Company shall have no duty or obligation to disclose to the Stockholder, and the Stockholder shall have no right to be advised of, any material information regarding the Company or any of its subsidiaries or Affiliates, at any time prior to, upon or in connection with the exercise of the Purchase Option by the Company.

(f)     Purchase Option Assignable. The Company’s Purchase Option under this Section 4 shall be freely assignable in whole or in part.

5.      Restrictions on Transfer.

(a)      Unvested Shares Not Transferable. The Stockholder shall not sell, assign, transfer, pledge, hypothecate or otherwise dispose of, by operation of law or otherwise (collectively “transfer”), any of the Unvested Shares, or any interest therein, except in compliance with Section 5(b)(iv) below.

(b)     Effect of Prohibited Transfer. Any transfer of Shares in violation of this Agreement shall be void. The Company shall not be required (i) to transfer on its books any of the Shares which shall have been transferred in violation of this Agreement or (ii) to treat as the owner of such Shares or pay dividends to any transferee to whom any such Shares shall have been so transferred.

6.     Securities Law Restrictions on Resale.

(a)     Stockholder’s Representations and Agreements. The Stockholder represents and agrees that (i) unless and until registered under Securities Act, the Shares will be of an illiquid nature and will be deemed to be “restricted securities” for purposes of the Securities Act; (ii) the Shares are being acquired for investment, and not with a view to the sale or distribution thereof; and (iii) such Shares may not be sold except in compliance with the registration requirements of the Securities Act or an exemption therefrom.

(b)     Legends on Certificates. Unless the Shares have been registered under the Securities Act, each certificate evidencing any of the Shares shall bear a legend referring to the restrictions on transfer imposed by the Securities Act, and any applicable state securities laws, as well as the following legend:

The shares represented by this certificate have been issued pursuant to the terms of the Bridgeline Digital, Inc. Amended and Restated Stock Incentive Plan and may not be sold, pledged, transferred, assigned or otherwise encumbered in any manner except as is set forth in the terms of the Restricted Stock Agreement.

(c)     Removal of Legends. If, in the opinion of counsel to the Company, any legend placed on a stock certificate representing Shares issued under this Agreement is no longer required, then the holder of such certificate shall be entitled to exchange such certificate for a certificate representing the same number of Shares but without such legend.

(d)     Lock-up Agreement. The Stockholder agrees that, in the event that the Company effects any underwritten public offering of Common Stock registered under the Securities Act, neither the Shares nor any interest in the Shares may be sold, offered for sale, pledged or otherwise disposed of, directly or indirectly (including through the granting of options or any hedging transactions), without the prior written consent of the managing underwriter(s) of the offering, for the same period of time after the execution of an underwriting agreement in connection with such offering, and on the same terms, that all of the Company’s then directors and executive officers agree to be restricted.

7.      No Retention Rights. Nothing in the Plan or this Agreement confers upon the Stockholder any right to continue in the Service of the Company for any period of specific duration or shall be construed to interfere with or otherwise restrict in any way the rights of the Company or of the Stockholder, which rights are expressly reserved by each, to terminate the Stockholder’s Service at any time and for any reason, with or without cause.

8.      Taxes. As a condition to the issuance of any Shares hereunder, the Stockholder hereby agrees that, if the Company in its discretion determines that it is or could be obligated to withhold any tax in connection with the issuance, vesting or transfer of such Shares, the Company may, in its discretion, withhold the appropriate amount of tax (i) in cash from the Stockholder’s wages or other remuneration or (ii) in kind from the Shares or other property otherwise deliverable to the Stockholder. The Stockholder further agrees that, if the Company has not previously withheld an amount sufficient to satisfy the withholding obligation of the Company, the Stockholder will on demand make reimbursement in cash for the amount underwithheld or, if permitted by the Board, provide such cash or other security as the Board deems adequate to meet the liability or potential liability of the Company for the withholding of tax, and to augment such cash or other security from time to time in any amount reasonably deemed necessary by the Board to preserve the adequacy of such cash or other security. The Stockholder understands that any election under Section 83(b) of the Code with regard to the Restricted Stock must be made within thirty (30) days of the Award Date and that, in the event of such election, the Stockholder will so notify the Company in writing on or before such date.

9.     Amendments. The Board may at any time or times amend the Plan or this Agreement for the purpose of satisfying the requirements of any changes in applicable laws or regulations or for any other purpose which at the time may be permitted by law. No termination or amendment of the Plan or amendment of this Agreement shall, without the Stockholder’s consent, materially adversely affect the Stockholder’s rights under this Agreement.

10.      Adjustments for Stock Splits, Stock Dividends, Etc. If from time to time while this Agreement remains in force and effect there is any stock split-up, stock dividend, stock distribution or other reclassification of the Common Stock of the Company, (a) any and all new, substituted or additional securities to which the Stockholder is entitled by reason of his or her ownership of Shares shall be immediately subject to the restrictions on transfer and other provisions of this Agreement in the same manner and to the same extent as such Shares and (b) appropriate adjustment shall be made to the Purchase Price.

11.     Consistency with Plan. If there is any inconsistency between the provisions of this Agreement and the provisions of the Plan, the latter shall control.

12.      Miscellaneous.

(a)     Severability; Governing Law. If any provisions of this Agreement shall be determined to be illegal or unenforceable by any court of law, the remaining provisions shall be severable and enforceable in accordance with their terms. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of Delaware, without giving effect to the principles of the conflicts of laws thereof.

(b)     Injunctive Relief. It is acknowledged that it will be impossible to measure the damages that would be suffered by the Company if the Stockholder fails to comply with the provisions of this Agreement and that, in the event of any such failure, the Company will not have an adequate remedy at law. The Company shall, therefore, be entitled to obtain specific performance of each of the Stockholder’s obligations hereunder and to obtain immediate injunctive relief. The Stockholder shall not urge, as a defense to any proceeding for such specific performance or injunctive relief, that the Company has an adequate remedy at law.

(c)     Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties and their respective heirs, executors, administrators, successors and permitted assigns.

(d)     Notices. All notices required or permitted hereunder shall be in writing and be effective upon personal delivery, upon deposit with the United States Post Office, by registered or certified mail, postage prepaid, or upon deposit with a recognized express overnight courier service, addressed, if to the Company, to its principal executive office at the time, Attention: President, and if to the Stockholder, to the address shown beneath his or her signature on the signature page of this Agreement, or at such other address or addresses as either party shall designate to the other in accordance with this Section 12(d).

(e)     Entire Agreement. This Agreement, together with the Plan, constitutes the entire agreement between the parties hereto pertaining to the subject matter hereof and supersedes all prior and contemporaneous agreements and understandings, whether oral or written, of the parties hereto concerning the subject matter hereof.

(f)     Waivers. Any provision contained in this Agreement may be waived, either generally or in any particular instance, by the Board, but no such waiver shall operate to the detriment of the Stockholder without the Stockholder’s consent.

7